Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF HTE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE November 16, 2009

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF HOLDER.  ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT

OCCULOGIX, INC.

12% CONVERTIBLE SECURED NOTE DUE 2011

No. ____	July 15, 2009

U.S.$__________

1.           Note.

This Note is one of a duly authorized series of 12% Convertible Subordinated Notes due 2011 (the “Note”) of OccuLogix, Inc., dba TearLab Corporation, a Delaware corporation (including any successor corporation, the “Company”).  Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in Section 6 hereof.

2.           Principal and Interest.

(a)           The Company for value received, hereby promises to pay to _____________, or its registered assigns, the principal sum of U.S $______________ on July 15, 2011 (the “Final Maturity Date”) and all accrued and unpaid interest thereon.  Interest is payable in cash.

(b)           This Note shall bear interest at the rate equal to 12% per annum (the “Interest Rate”).

(c)           Interest on this Note shall be computed (i) for any full quarterly period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for less than a full quarterly period for which a particular Interest Rate is applicable, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

(d)           Interest shall be due and payable on this Note as follows:

(1)           The Holder of this Note as of the close of business on the business day immediately prior to the Final Maturity Date shall be entitled (except as otherwise indicated in this Section 2) to receive and shall receive, as the registered Holder as of such date, interest on this Note on the Final Maturity Date.

(2)           In the event that this Note is converted pursuant to Section 3, the Holder who converts this Note shall not be entitled to accrued and unpaid interest through the Conversion Date, or otherwise, on such Note, such amounts being deemed to have been paid by receipt of shares of Common Stock in full rather than canceled, extinguished or forfeited.

(e)           Payment of the principal of (and premium, if any, on) this Note shall be made upon the surrender of this Note to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the holder hereof) (the “Designated Office”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Payment of principal (and premium, if any), interest and all other amounts payable with respect to the Notes (i) shall be made by check mailed to a Holder that holds an aggregate principal amount of Notes of $500,000 or less or (ii) shall be made by wire transfer in immediately available funds to a Holder that holds an aggregate principal amount of Notes in excess of $500,000; provided that if the Holder entitled thereto shall not have furnished wire instructions in writing to the Company on or prior to the third Business Day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the Holder entitled thereto as such address shall appear in the Note Register.

3.           Conversion.

(a)           Conversion and Warrant.

(1)             The full principal amount of this Note and accrued and unpaid interest may be converted into Common Stock at any time after August 31, 2009 and prior to the close of business on the Final Maturity Date, at the Conversion Price then in effect, at the election of a Majority in Interest (as defined below); provided, however, that if conversion of the Note pursuant this provision would result in the issuance by the Company of more than 19.9% of the voting stock of the Company (calculated immediately prior to the issuance of this Note, according to NASDAQ Stock Market Rules), then the Company shall convert only that part of the Notes, on a pro rata basis, which will result in the issuance by the Company of no more than 19.9% of the voting stock of the Company, and issue a replacement Note for any balance that is not converted, with the same terms as this Note.  In the event that less than 100% of the principal and accrued interest under the Note is converted into shares of common stock, then accrued interest or other fees will be converted into shares first, and then principal will be converted into shares, provided that the aggregate amount of shares issued upon conversion of interest, fees and principal does not exceed the 19.9% limitation described above.  The Company agrees to seek shareholder approval for the conversion of all principal and interest of Notes issued pursuant to the Purchase Agreement at its next annual stockholder meeting following the date hereof.

(2)             In consideration for the purchase by the Holder of this Note, the Company will issue to Holder the right to receive a warrant in the form attached to the Purchase Agreement as Exhibit B (the “Warrant”) to purchase shares of Common Stock.  The Warrant will have an aggregate exercise price equal to 10% of the initial principal amount of this Note.  The Warrant will be issued on the Conversion Date.

(b)           The number of shares of Common Stock issuable upon conversion of this Note shall be determined by dividing the principal amount of this Note, or the part of the principal amount to be converted, plus the accrued but unpaid interest, by the Conversion Price in effect on the Conversion Date.  The initial conversion price will be equal to the volume weighted average price of the Common Stock of the Company for the ten Trading Days prior to August 31, 2009, less a 20% discount (the “Initial Conversion Price”), provided that the Initial Conversion Price will not be below $0.25 per share and will not exceed $2.40 per share (in each case, as such per share amount is adjusted for stock splits, recapitalizations, and the like).  The Initial Conversion Price is subject to adjustment as provided in Section 3(d) (as such price may be adjusted, the “Conversion Price”).  To convert the Note, the Holders of a Majority in Interest shall: (i) send by facsimile (or otherwise deliver) a copy of the fully executed conversion notice in the form attached as Exhibit A hereto (the “Conversion Notice”) to the Company.  The Holder shall surrender or cause to be surrendered this Note, duly endorsed or assigned to the Company or in blank, as soon as practicable thereafter to the Company, and pay any transfer taxes or other applicable taxes or duties, if required.  The Company shall not be obligated to issue shares of Common Stock upon a conversion unless either this Note is delivered to the Company as provided above, or the Holder notifies the Company or the transfer agent for the Common Stock that this Note has been lost, stolen or destroyed and delivers the documentation to the Company required by Section 7(c)(4) hereof.

(c)           As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver to the Holder or its nominee that number of shares of Common Stock issuable upon conversion of the portion of this Note being converted, and (y) cash in lieu of any fractional shares, less any applicable withholding.  If the Company’s transfer agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates for the Common Stock to be issued upon conversion of the Note or Notes are not required to bear a legend and the Holder is not then required to return such certificate for the placement of a legend thereon and the Holder has provided the Company with information required by DTC relating to the DTC account of the Holder or such Holder’s nominee, the Company shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (such transfer, a “DTC Transfer”).  If the aforementioned conditions for a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion.  Further, even if the aforementioned conditions to a DTC Transfer are satisfied, the Holder may instruct the Company in writing to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(1)           The Holder is not entitled to any rights of a holder of Common Stock until this Note has been converted into Common Stock.

(2)           This Note shall be deemed to have been converted immediately prior to the close of business on the day that the Holders of a Majority in Interest deliver notice to the Company in accordance with the foregoing provisions (such day, the “Conversion Date”), and at such time the rights of the Holder of this Note as the Holder hereof shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of this Note on any date that is not a Business Day shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding Business Day.

(3)           If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Notes converted.

(4)           The Company will not issue fractional shares of Common Stock upon conversion of this Note.  In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares.  The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Trading Price of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

(d)           Adjustment of Conversion Price.  The Conversion Price will be subject to adjustments from time to time as follows:

(1)           [Reserved]

(2)           In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the Conversion Record Date shall be reduced by multiplying such Conversion Price by a fraction:

(A)           the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date fixed for the determination of the holders entitled to such dividend or distribution; and

(B)           the denominator of which shall be the sum of such number of shares referred to in (A) above and the total number of shares constituting such dividend or other distribution.

Such reduction in the Conversion Price shall become effective immediately after the opening of business on the day following the Conversion Record Date.  If any dividend or distribution of the type described in this Section 3(d)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that otherwise would then be in effect if such dividend or distribution had not been declared.

(3)           In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as applicable, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(4)           In case the Company shall issue rights or warrants to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Conversion Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the day after such Conversion Record Date by a fraction:

(A)           the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price; and

(B)           the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase.

Such adjustment shall become effective immediately after the opening of business on the day following the Conversion Record Date fixed for determination of the stockholders entitled to receive such rights or warrants.  To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that otherwise would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that otherwise would then be in effect if the Conversion Record Date had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash to be determined by the Board of Directors.

(5)           (A)           In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 3(d)(1) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 3(d)(4) and (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 3(h) applies (such Capital Stock, evidences of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 3(d)(5) called the “Distributed Assets”), then, in each such case, subject to clauses (B) and (C) of this Section 3(d)(5), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Conversion Record Date with respect to such distribution by a fraction:

(i)      the numerator of which shall be the Current Market Price (as defined in Section 3(d)(11)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a board resolution) on such date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Conversion Record Date); and

(ii)      the denominator of which shall be such Current Market Price.

Such reduction in the Conversion Price shall become effective immediately prior to the opening of business on the day following the Conversion Record Date.  However, in the event that the then fair market value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Conversion Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder of this Note shall have the right to receive upon conversion hereof (or any portion hereof) the amount of Distributed Assets the Holder would have received had the Holder converted this Note (or portion hereof) immediately prior to such Conversion Record Date.  In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that otherwise would then be in effect if such dividend or distribution had not been declared.

(B)           If the Board of Directors determines the fair market value of any Distributed Assets with respect to any distribution for purposes of this Section 5 by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price to the extent possible, unless the Board of Directors in a board resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

(6)           The Company may make such reductions in the Conversion Price, in addition to those required by Sections 3(d)(1), 3(d)(3), 3(d)(4) or 3(d)(5), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any even treated as such for income tax purposes or otherwise.

(7)           To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Holder, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Holder of this Note, at the Holder’s address as it appears in the Note Register, a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

(8)           No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 3(d)(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 3 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable.  No adjustment need be made for a change in the par value or no par value of the Common Stock.

(9)           Whenever the Conversion Price is adjusted as provided in Section 3(d), the Company shall compute the adjusted Conversion Price in accordance with Section 3(d) and shall prepare a certificate signed by an officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the Holder of this Note.

(10)           For purposes of this Section 3(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(11)           For purposes hereof:

(A)           “Conversion Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(B)           “Current Market Price” shall mean the average of the daily Trading Prices per share of Common Stock (or such other security as specified herein) for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

(i)           the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 3(d)(1), 3(d)(3), 3(d)(4) or 3(d)(5) occurs during such ten consecutive Trading Days, the Trading Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

(ii)          the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to 3(d)(1), 3(d)(3), 3(d)(4) or 3(d)(5) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

(iii)          the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (a) or (b) of this proviso, the Trading Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Sections  3(d)(4), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of this Section 3, the term “ex” date, when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution, with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 3(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 3(d) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(e)           In case at any time after the date hereof:

(1)           the Company shall declare a dividend (or any other distribution) on its Common Stock that would result in an adjustment to the Conversion Price pursuant to this Section 3;

(2)           the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;

(3)           there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(4)           there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be provided to the Holder of this Note in accordance with Section 7(b), at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(A)           the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

(B)           the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in Sections 3(e)(1) through 3(e)(4).

(f)           The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock then issuable upon the conversion of this Note.  The Company covenants that all shares of Common Stock that may be issued upon conversion of this Note will upon issue be fully paid and nonassessable.

(g)           Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Stock upon conversion of this Note.  The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the Holder of this Note, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(h)           If any of following events occur:

(1)           any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive Capital Stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

(2)           any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(3)           any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as applicable, shall execute with the Holder of this Note a supplemental agreement providing that this Note shall be convertible into the kind and amount of shares of capital stock and other securities or property or assets (including cash) that such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had this Note been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming the Holder, as a holder of Common Stock, did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each of the shares of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 3(h) the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).  Such supplemental agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.  If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as applicable, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The above provisions of this Section shall apply to successive or series of related reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

4.           Covenants of the Company.

(a)           The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on this Note, at the time and in the manner provided for herein.

(b)           Unless otherwise permitted herein, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the rights (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right if (a) the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holder or (b) the Company shall no longer continue to have such right as a result of a good faith, arms-length transaction with a Person that is not an Affiliate of the Company.

5.           Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           the Company defaults in the payment of the principal or premium, if any (a “Defaulted Payment”) on any of the Notes when the same becomes due and payable at the Final Maturity Date, and such default continues for ninety days or longer;

(2)           the Company fails to perform or observe any other term, covenant or agreement contained in this Note or the Purchase Agreement, and the default continues for a period of ninety days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the holders of at least a Majority in Interest of the outstanding Notes;

(3)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(4)           the commencement by the Company or any Significant Subsidiary, of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary, to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary expressly in furtherance of any such action.

The Company shall, within 30 days of the occurrence of a default, give to the Holder of this Note notice of all uncured defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

(b)           If an Event of Default (other than an Event of Default specified in Section 5(a)(3) or 5(a)(4) hereof with respect to the Company) occurs and is continuing, the holders of at least a Majority in Interest of the Notes, by written notice to the Company, may declare due and payable the principal and premium, if any, of this Note and all other outstanding Notes, plus any accrued and unpaid interest to the date of payment.  Upon a declaration of acceleration, such principal and premium, if any, and accrued and unpaid interest, to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 5(a)(3) or 5(a)(4) occurs with respect to the Company, the principal and premium, if any, and accrued and unpaid interest, on this Note shall become and be immediately due and payable, without any declaration or other act on the part of the Holder.

The holders of not less than a Majority in Interest of the principal of the outstanding Notes may, on behalf of the holders of all of the Notes, rescind and annul an acceleration and its consequences (including waiver of any defaults) if:

(1)           all existing Events of Default, other than the nonpayment of a Defaulted Payment on this Note and any of the other Notes that have become due solely because of the acceleration, have been remedied, cured or waived, and

(2)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(c)           If an Event of Default with respect to this Note occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the Defaulted Payment or interest due and payable on this Note or to enforce the performance of any provision of this Note.

(d)           Notwithstanding any other provision in this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal and interest in respect of the Notes held by the Holder, on or after the Final Maturity Date, or to bring suit for the enforcement of any such payment on or after such date or the right to convert, and such rights shall not be impaired or affected adversely without the consent of the Holder.

(e)           If the Holder of this Note has instituted any proceeding to enforce any right or remedy under this Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

(f)           Except as otherwise provided herein, no right or remedy conferred in this Note upon the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(g)           No delay or omission of the Holder of this Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Section 5 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

(h)           The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder hereof, but will suffer and permit the execution of every such power as though no such law had been enacted.

6.           Definitions.  Unless otherwise defined in this Note, the following capitalized terms shall have the following respective meanings when used herein:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in the City of San Diego, California are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  However, subject to the provisions of Section 3(h) hereof, shares assumable on conversion of the Notes shall include only shares of the class designated as Common Stock, par value $0.01 per share, of the Company at the date of execution of this Note or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so assumable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Date” means the date on which the Holder has satisfied all the requirements to convert this Note pursuant to Section 3(a).

“Defaulted Payment” has the meaning set forth in Section 5 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“fair market value” shall mean, if there is a current market for the asset, debt or transaction in question, the amount that a willing buyer would pay a willing seller in an arm’s length transaction or, in the absence of a current market for such asset, debt or transaction, the amount determined in good faith by the Board of Directors that represents its determination of the fair market value of the asset.

“Final Maturity Date” has the meaning set forth in Section 2 hereof.

“Holder” means the person in whose name this Note is registered on the Note Register.

“Majority in Interest” has the meaning set forth in Section 7(c)(6).

“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions, as promulgated under Canadian securities laws.

“Note Register” means the register or other ledger maintained by the Company that records the record owners of the Notes.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” means the Note Purchase Agreement, dated as of July [15], 2009 among the Company and the initial holders of the Notes.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Significant Subsidiary” has the meaning assigned to it under Rule 405 of the Securities Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means:

(1)           if the applicable security is quoted on the Nasdaq Stock Market, a day on which the Nasdaq Stock Market is open for business;

(2)           if that security is listed on the New York Stock Exchange, a day on which trades may be made on the New York State Exchange;

(3)           if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq Stock Market, a day on which the principal U.S. securities exchange on which the securities are listed is open for business; or

(4)           if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or a Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

“Trading Price” of a security on any date of determination means:

(1)           the closing sales price as reported by the Nasdaq Stock Market on such date;

(2)           if such security is not so reported, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on such date;

(3)           if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

(4)           if such security is not listed on a U.S. national or regional securities exchange, the last price quoted by Interactive Data Corporation for such security on such date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

(5)           if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

(6)           if such security is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose, or as determined by the Board of Directors in good faith.

7.           Miscellaneous.

(a)           Payment. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as herein provided.

(b)           Notice. The Company will give prompt written notice to the Holder of this Note of any change in the location of the Designated Office.  Any notice to the Company or to the holder of this Note shall be given in the manner set forth in the Purchase Agreement; provided that the Holder of this Note, if not a party to such Purchase Agreement, may specify alternative notice instructions to the Company.

(c)           Transfer. i)                      The transfer of this Note is registrable on the Note Register upon surrender of this Note for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  Such Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.  Prior to due presentation of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(2)           This Note and the Common Stock issuable upon conversion of this Note have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction.  Neither this Note nor the Common Stock issuable upon conversion of this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of such registration or unless (i) such transaction is exempt from, or not subject to, registration and (ii) is made in compliance with the applicable statutory resale restrictions imposed by Canadian Securities Laws.  The Holder by its acceptance of this Note or the Common Stock issuable upon conversion of this Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Note or any portion thereof or interest therein other than in a minimum denomination of $10,000 principal amount (or any integral multiple of $1,000 in excess thereof) and then (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only (a) to the Company, (b) to an Affiliate of the Holder, (c) to a person it reasonably believes to be an “accredited investor” within the meaning of Rule 501(a) under the Securities Act as defined in NI 45-106, as applicable, or (d) pursuant to a transaction in compliance with Rule 144 under the Securities Act, and in the case of (b), (c) and (d) above in which the transferor furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to applicable Canadian Securities Laws or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable.

(3)           Upon presentation of this Note for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Note shall be transferred on the Note Register, and a new Note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated.  Transfers and exchanges of Notes shall be subject to such additional restrictions as are set forth in the legends on the Notes and to such additional reasonable regulations as may be prescribed by the Company as specified in Section 7(c)(2) hereof.  Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note register.

(4)           Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new Note of like tenor and dated as of such cancellation, in lieu of such Note.

(5)           The Holder represents that it is an “accredited investor” within the meaning of Rule 501 of the Securities Act and NI 45-106, as applicable.  The Holder has been advised that this Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless (i) it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available and (ii) in compliance with the statutory resale restrictions imposed by Canadian Securities Laws, as applicable.  The Holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration.  The Holder has not been formed solely for the purpose of making this investment and is acquiring the Note for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.

(6)           Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note and the other Notes may be amended and the observance of any term of this Note and the other Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to all of the Notes, upon the approval of the Company and the holders of fifty-one percent (51%) or more of the outstanding principal amount of all then outstanding Notes (a “Majority in Interest”); provided, however, that any amendment that would (i) change the maturity of the principal of or any installment of interest on any of the Notes, (ii) reduce the principal amount of, or any premium or interest on any Note, (iii) change the currency of payment of such Note or interest thereon, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (v) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend the Notes or to waive any past default; (vi) modify the provisions of the Notes with respect to subordination or seniority of the Notes in a manner adverse to the holders of the Notes in any material respect, or (vii) modify this Section 7 shall, in each case, require the approval of the holder of each Note to which such amendment shall apply; provided further that the Company may, without the consent of any holder of the Notes, amend the Notes for the purpose (I) of adding to the Company’s covenants in the Notes for the benefit of the holders of the Notes, (II) surrendering any right or power conferred upon the Company, (III) providing for conversion rights of holders of the Notes if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs, (IV) providing for the assumption of the Company’s obligations to the holders of the Notes in the case of a merger, consolidation, conveyance, transfer or lease, (V) reducing the Conversion Price, provided that the reduction will not adversely affect the interests of the holders of the Notes, (VI) curing any ambiguity or correcting or supplementing any defective provision contained in the Notes; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the holders of the Notes in any material respect, or (VII) adding or modifying any other provisions with respect to matters or questions arising under the Notes which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of the Notes.  The Company will not amend any provision of any other Note in a manner favorable to any holder thereof unless a similar amendment is made or offered with respect to all of the Notes.

(d)           THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

OCCULOGIX, INC.

By:
Name: William Dumencu
Title: CFO

HOLDER

By:
Holder Name:
If signing on behalf of an entity:
Name:
Title:

EXHIBIT A

CONVERSION NOTICE